Exhibit 99.1

StoneMor Partners L.P. Announces Signing an Agreement to Acquire Nine Cemeteries

in Michigan for $14 Million in Cash

LEVITTOWN, PA — (MARKET WIRE) — 3/30/2010 — StoneMor Partners L.P. (NASDAQ: STON) today announced that it had acquired nine cemeteries in Michigan for an aggregate price of approximately $14.0 million in cash, subject to various post-closing adjustments. The acquisition of these properties is consistent with StoneMor’s growth strategy and provides for further utilization of its national operating platform. In conjunction with this transaction, StoneMor will receive control of cemetery merchandise and service trusts of approximately $45.0 million, and perpetual care trusts of approximately $15.0 million. The merchandise and service liability costs assumed at current cost are approximately $16.0 million.

These properties are expected to contribute approximately $9.0 million to the value of contracts written and $13.0 million in production-based revenue during their first year of operation. Although there is no assurance of future performance or increased distributions to unit holders, historically, StoneMor has been able to improve revenues and operating profits of acquired properties, and StoneMor’s prior acquisitions have contributed to increases in distributions to its unit holders.

Currently, StoneMor operates three cemeteries in the state of Michigan. This acquisition is expected to strengthen the company’s current market position in the state. Each of the acquired cemeteries is expected to benefit from the company’s existing operational management structure. In 2009, the cemeteries that we are acquiring performed approximately 2,400 burials. Additionally, as of 2009, these properties have over 300 undeveloped acres available for sale, over 71,000 unsold cemetery spaces in the developed sections, over 3,000 unsold lawn crypts, over 5,000 constructed unsold mausoleum crypts, and over 15,000 constructed unsold cremation niches.

The cemeteries are located in the following cities: Lansing, Kalamazoo, Rochester Hills, Peck, Okemos, Mount Moris, and Muskegon.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 235 cemeteries and 58 funeral homes in 26 states and Puerto Rico. StoneMor is the only publicly traded deathcare company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at http://stonemor.com.

Contact:	Tim Yost
(215) 826-2836

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of the StoneMor’s global operating activities, the plans and objectives of StoneMor’s management, assumptions regarding StoneMor’s future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere, are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E (i) of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “project,” “expect,” “predict,” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the following: the ability of StoneMor to complete the proposed acquisition and uncertainties associated with the integration or anticipated benefits of the proposed acquisition; uncertainties associated with future revenue and revenue growth; the impact of StoneMor’s significant leverage on its operating plans; the ability of StoneMor to service its debt; changes in the fair value of certain equity and debt securities held in StoneMor’s trusts; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; changes in the death rate; increased use of cremation; changes in political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully implement a strategic plan relating to producing operating improvement, strong cash flows and further deleveraging; and various other uncertainties associated with the deathcare industry and StoneMor’s operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC. StoneMor assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by them, whether as a result of new information, future events, or otherwise.